UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

CINCINNATI BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39188	84-2848636
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6581 Harrison Avenue, Cincinnati, Ohio		45247
(Address of Principal Executive Offices)		(Zip Code)

(513) 574-3025

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	CNNB	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cincinnati Bancorp, Inc. (the “Company”) was held on May 20, 2021. The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
Robert A. Bedinghaus	1,323,893	99,979	579,687
Stuart H. Anness	1,327,096	96,776	579,687

2.	The Cincinnati Bancorp, Inc. 2021 Equity Incentive Plan was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,257,975	157,173	8,724	579,687

3.	The appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,953,072	49,915	572	0

4.	The compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved by the following advisory, non-binding vote:

For	Against	Abstentions	Broker Non-Votes
1,268,622	134,827	20,423	579,687

5.	The frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers was determined by the following non-binding advisory vote:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,297,009	52,201	37,401	37,261	579,687

Based on the above vote, the Company has determined to include a stockholder advisory vote on executive compensation in its annual meeting proxy solicitation materials on an annual basis until the next required vote on the frequency of the stockholder advisory vote on executive compensation to occur at the Company’s 2027 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BANCORP, INC.

Date: May 21, 2021	By:	/s/ Joseph V. Bunke
Joseph V. Bunke
President